EXHIBIT 23
                      CONSENT OF ACCOUNTANT





CLYDE BAILEY P.C.
Certified Public Accountant
10924 Vance Jackson #404
San Antonio, Texas 78230
(210) 699-1287(ofc.)
(888) 699-1287 - (210) 691-2911 (fax)

Member:
American Institute of CPA's
Texas Society of CPA's




March 11, 2002

I consent to the use of my report, dated March 11, 2001, in the Form 10KSB on the financial statements of Synreal Services Corp., dated December 31, 2001, included herein and to the reference made to me.

/s/ Clyde Bailey